Exhibit 10.1

February 12, 2015
Mr. Gregory Garrabrants
BofI Holding, Inc.
BofI Federal Bank
4350 La Jolla Village Drive, Suite 140
San Diego, CA 92122

Re:	Amendment to Purchase and Assumption Agreement
Dear Greg:
Reference is hereby made to the Purchase and Assumption Agreement, dated as of April 10, 2014 (the “P&A Agreement”), as amended, by and among BofI Federal Bank, a federal savings bank (“BofI”), H&R Block Bank, a federal savings bank (“HRB Bank”), and Block Financial LLC, a Delaware limited liability company and the sole shareholder of HRB Bank (“Block Financial”). All capitalized terms used herein and not otherwise defined herein have the meaning set forth in the P&A Agreement.
Section 3.01 of the P&A Agreement is hereby deleted and replaced in its entirety with the following:
3.01.    Closing. Unless this Agreement shall have been terminated in accordance with Article IX, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on June 30, 2015, unless another date is mutually agreed upon in writing by the parties to the Agreement (the “Closing Date”), but subject to satisfaction of each of the conditions to Closing set forth in Article VIII hereof or waiver by the party entitled to the benefit thereof. The P&A Transaction, and all calculations made in connection therewith, shall be effective as of the close of HRB Bank’s banking business on the Closing Date. The Closing will take place, subject to the satisfaction or waiver of all conditions set forth in Article VIII, at the offices of Stinson Leonard Street LLP, 1201 Walnut Street, Suite 2900, Kansas City, Missouri 64106.
Subsections (b), (c) and (d) of Section 9.01 of the P&A Agreement are hereby deleted and replaced in their entirety with the following:
(b)    By any party hereto at any time after July 31, 2015 if the Closing has not occurred on or prior to that date; provided, however, that the rights to terminate this Agreement under this Section

9.01(b) are not available to any party whose action or failure to act has been the principal cause of, or resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;
(c)    By HRB Bank or Block Financial, if (i) any Approving Authority has (A) denied approval of any regulatory application filed by BofI in connection with the P&A Transaction; or (B) indicated to BofI that no final decision on a regulatory application filed by BofI can or will be made prior to March 31, 2015; or (ii) BofI has (A) withdrawn a regulatory application filed by BofI in connection with the P&A Transaction, or (B) failed to provide any additional or supplemental information that any Approving Authority has requested in connection with its review of a regulatory application filed by BofI within the shorter of thirty (30) days or the date requested by the Approving Authority;
(d)    By BofI, if (i) any Approving Authority has (A) denied approval of any regulatory application filed by HRB Bank or Block Financial in connection with any part of the Divestiture Transaction; or (B) indicated to HRB Bank or Block Financial that no final decision on a regulatory application filed by HRB Bank or Block Financial can or will be made prior to March 31, 2015; or (ii) HRB Bank or Block Financial has (A) withdrawn a regulatory application filed by HRB Bank or Block Financial in connection with any part of the Divestiture Transaction, or (B) failed to provide any additional or supplemental information that any Approving Authority has requested in connection with its review of a regulatory application filed by HRB Bank or Block Financial within the shorter of thirty (30) days or the date requested by the Approving Authority;
Please confirm agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement among BofI, HRB Bank and Block Financial.
This letter agreement amends only Sections 3.01 and 9.01 (b), (c) and (d) of the P&A Agreement, as amended. All of the other terms and provisions of the P&A Agreement shall remain in full force and effect. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Sincerely,
H&R BLOCK BANK
By: /s/ Greg M. Quarles
Name: Greg M. Quarles
Title: President and Chief Executive Officer
BLOCK FINANCIAL LLC
By: /s/ Gregory J. Macfarlane
Name: Gregory J. Macfarlane
Title: President

CONFIRMED AND AGREED
this 12th day of February, 2015
BOFI FEDERAL BANK
By: /s/ Eshel Bar-Adon
Name: Eshel Bar-Adon
Title: Executive Vice President